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EXHIBIT 10.2

DEED OF ASSIGNEMENT

KNOWN ALL MEN BY THESE PRESENTS:

This instrument is made and executed by and between:

Agent stipulated in the Agreement On The Last Will And Statement of Mr. Soekarno executed in Jakarta on 29th April 2010, appoint PEACE THROUGH WATER FOUNDATION (PTW) here off, acting for and on behalf of the legal owner of the asset fully described herein, under full authority as granted by a legally executed and in full force Power of Attorney, hereinafter known as ASSIGNOR;

-and-

SOWRDFISH FINANCIAL, INC., a Public Corporation, registered in the state of Minnesota, United States of America. Stock symbol : "SWRF", represented by it's President, Mike Alexander, hereinafter known as ASSIGNEE;

WHEREAS, in payment of the shares of stock subscribed by ASSIGNEE to the ASSIGNOR , the parties agree that ASSIGNOR shall assign, transfer and convey in favor of the ASSIGNEE , the following described asset.

1. Certificate of Deposit - Credit Suisse bank in the amount of
   (Two Hundred Sixty Five Million United States Dollars ($265,000,000.00).
   Certificate Number: 4809 .B. 0982
   Transaction , December 15th 1961
   Date CFT BANK, 432 .A. 486609

   A true and correct copy is attached hereto as Exhibit "A"

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EXHIBIT 10.2

IN WITNESS WHEREOF, the parties do hereby agree that they have read , understand and agree to the above terms and conditions.

ASSIGNOR'S:

JEFF M. THOMPSON — April 31, 2010 DATE

Miguel Jose Ramirez Arambula, — April 20, 2010 DATE

Mr. Muchtar Tumin — April 30, 2010 DATE